SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




Date of Report (Date of earliest event reported)................January 15, 1997




                        SOUTH BRANCH VALLEY BANCORP, INC.
             (Exact name of registrant as specified in its charter)




West Virginia                          0-16587                     55-0672148
---------------------             --------------           --------------------
(State of other                      (Commission               (I.R.S. Employer
jurisdiction                        File Number)             Identification No.)
of incorporation)






                              310 North Main Street
                        Moorefield, West Virginia   26836
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          (Address of principal executive offices, including zip code)





Registrant's telephone number, including area code           (304) 538-2353
                                                   ------------------------





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Item 5.     Other Events


      On January 15, 1997, South Branch Valley Bancorp, Inc. ("South Branch") executed a binding Letter of Intent (the "Letter of Intent") with Fred L. Haddad, 350 MacCorkle Avenue, S.E., Station Place, Charleston, West Virginia 25314 to purchase all 275,000 shares of Mr. Haddad's stock, or approximately 23%, in Capital State Bank, Inc. ("Capital State Bank"), a state banking corporation located at 2402 Mountaineer Boulevard, South Charleston, West Virginia 25309. South Branch will pay to Mr. Haddad a purchase price of $11.00 per share. The Letter of Intent is contingent on the happening of various events, including but not limited to (i) execution of a definitive stock purchase agreement; (ii) the ability of South Branch to purchase an additional 149,680 shares of Capital State Bank stock at a purchase price of $11.00 per share from the following individuals: Karen L. Haddad - 10,000 shares, Larry Haddad - 20,000 shares, Susan Haddad - 60,000 shares, Lauren Haddad - 15,000 shares, Elizabeth Haddad - 15,000 shares and Paul White - 29,680 shares; (iii) the ability of South Branch to obtain all regulatory approvals; and (iv) completion of a due diligence review of legal, accounting and environmental matters, that is satisfactory to South Branch.





















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Signatures


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               South Branch Valley Bancorp, Inc.


                January 21, 1997                      /s/ H. Charles Maddy, III
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